Exhibit 99.1

SIGA Technologies, Inc. Reports Financial Results for Fiscal Year 2019

- Announces Expectations for Product Delivery to BARDA -

- Announces $50 Million Share Repurchase Program -

- Corporate Update Conference Call Today at 4:30 PM ET -

March 5, 2020, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today reported 2019 full year financial results and announced product delivery expectations for oral TPOXX® under the HHSO100201800019C contract with the Biomedical Advanced Research and Development Authority (“BARDA”, and “19C BARDA Contract”, also known as the 2018 BARDA Contract). The Company also announced a $50 million share repurchase program.

Summary 2019 Financial Results

SIGA’s revenue for the year ended December 31, 2019 was approximately $27 million, resulting in an operating loss of approximately $2 million.  Net loss per share was $0.15 per diluted share for the year.  Net loss per share includes items not included in the calculation of operating loss, such as interest expense on the Term Loan, adjustments to the fair value of warrants and benefit from income taxes.  Cash and cash equivalents, including amounts in restricted accounts, were approximately $161 million at December 31, 2019.  Amounts in restricted accounts (approximately $96 million as of December 31, 2019) are available to pay interest, fees and principal related to the outstanding Term Loan.

Dr. Phil Gomez, CEO of SIGA, said, “The 2019 financial results reflect a transition from the 2011 BARDA Contract to the 19C BARDA Contract with substantial product deliveries and revenues under the 19C BARDA Contract expected to commence in 2020.”

Product Delivery Expectations in Connection with 19C BARDA Contract

SIGA expects the near-term exercise of procurement options by BARDA under the 19C BARDA Contract worth a total of approximately $101 million for the procurement of 363,070 courses of oral TPOXX® (tecovirimat). Deliveries of oral TPOXX® to the Strategic National Stockpile (SNS), under these option exercises, are expected to start in the second quarter of 2020 and approximately $101 million of oral TPOXX® courses are expected to be delivered to the SNS by April 2021. After the above-mentioned expected exercise of options, the 19C BARDA Contract would have up to $414 million of procurement-related options remaining for future exercise.

Authorization of $50 Million Share Repurchase Program

The Board of Directors authorized a share repurchase program under which the Company may repurchase up to $50 million of the Company’s common stock through December 31, 2021.

The timing and actual number of shares repurchased, if any, will depend on a variety of factors, including: exercise of procurement options under government contracts, alternative opportunities for strategic uses of cash, the stock price of the Company’s common stock, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time. Repurchases under the program may be made from time to time at the Company’s discretion in open market transactions, through block trades, in privately negotiated transactions, and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. Prior to executing any repurchases under this program, the Company’s current term loan would need to be amended or fully repaid.

“The Board’s authorization of this share repurchase program reflects our commitment to seeking value creation through a full range of approaches,” said Dr. Gomez.  “This program represents a path for creating positive shareholder returns and long-term shareholder value while maintaining our financial flexibility to opportunistically invest in potential internal or external growth opportunities.”

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, March 5, 2020, at 4:30 P.M. ET.

Participants may access the call, by dialing (877) 407-6184 for domestic callers or (201) 389-0877 for international callers. A live webcast of the call will also be available on the Company’s website at www.siga.com under the ‘Events & Presentations’ tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and using Conference ID: 13691653. The archived webcast will be available in the Events and Presentations section of the Company’s website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253. In September 2018, SIGA signed a contract of more than $600 million with the Biomedical Advanced Research and Development Authority (BARDA) for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine’s side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA’s filings with the Securities and Exchange Commission, including SIGA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC’s web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:
Investors
David Carey
212-867-1768
david.carey@finnpartners.com

Media
Stephanie Seiler
206-713-0124
stephanie.seiler@finnpartners.com
________________________
1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$65,249,072	$100,652,809
Restricted cash and cash equivalents, short-term	95,737,862	11,452,078
Accounts receivable	4,167,996	1,959,133
Inventory	9,652,855	2,908,210
Prepaid expenses and other current assets	5,234,000	4,317,615
Total current assets	180,041,785	121,289,845

Property, plant and equipment, net	2,618,303	171,274
Restricted cash and cash equivalents, long-term	—	68,292,023
Deferred tax asset, net	14,151,002	11,733,385
Goodwill	898,334	898,334
Other assets	856,766	1,058,880
Total assets	$198,566,190	$203,443,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,054,032	$1,688,488
Accrued expenses and other current liabilities	8,636,911	9,648,917
Term debt, current	80,044,866	—
Total current liabilities	91,735,809	11,337,405
Warrant liability	6,116,882	12,380,939
Other liabilities	2,929,743	1,263,113
Long-term debt	—	75,547,597
Total liabilities	100,782,434	100,529,054
Commitments and contingencies (Note 14)
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 81,269,868 and 80,763,350 issued and outstanding at December 31, 2019, and December 31, 2018, respectively)	8,127	8,076
Additional paid-in capital	220,808,037	218,697,872
Accumulated deficit	(123,032,408)	(115,791,261)
Total stockholders’ equity	97,783,756	102,914,687
Total liabilities and stockholders’ equity	$198,566,190	$203,443,741

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31

	2019	2018	2017
Revenues
Product sales and supportive services	$11,190,064	$468,918,468	$—
Research and development	15,552,021	8,135,314	12,268,960
Total revenues	26,742,085	477,053,782	12,268,960

Operating expenses
Cost of sales and supportive services	1,782,838	95,268,974	—
Selling, general and administrative	13,252,136	12,879,738	12,303,050
Research and development	13,303,149	13,016,183	16,679,712
Patent expenses	726,105	789,489	909,946
Lease termination	—	—	1,225,421
Total operating expenses	29,064,228	121,954,384	31,118,129
Operating (loss) income	(2,322,143)	355,099,398	(18,849,169)
Gain (loss) from change in fair value of warrant liability	5,091,256	(6,922,624)	(4,738,753)
Interest expense	(15,769,768)	(15,478,203)	(14,758,140)
Other income, net	2,822,232	78,940,985	16,788
(Loss) income before income taxes	(10,178,423)	411,639,556	(38,329,274)
Benefit for income taxes	2,937,276	10,168,272	2,093,790
Net and comprehensive (loss) income	$(7,241,147)	$421,807,828	$(36,235,484)
Basic (loss) earnings per share	$(0.09)	$5.28	$(0.46)
Diluted (loss) earnings per share	$(0.15)	$5.18	$(0.46)
Weighted average shares outstanding: basic	81,031,254	79,923,295	78,874,494
Weighted average shares outstanding: diluted	82,175,023	82,708,472	78,874,494